UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 16, 2011

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 15, 2011, DG FastChannel, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DG Acquisition Corp. VII, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and MediaMind Technologies Inc., a Delaware corporation (“MediaMind”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, the Company has agreed to commence a tender offer (the “Offer”) for all of MediaMind’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $22.00 per share in cash, without interest (subject to applicable withholding taxes).  The obligation of the Company and Merger Sub to consummate the Offer is subject to the condition that a majority of the outstanding shares of Common Stock (determined on a fully diluted basis) shall have been validly tendered prior to the expiration of the Offer and not withdrawn.  The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into MediaMind, with MediaMind surviving as a wholly owned subsidiary of the Company.  At the effective time of the Merger, each issued and outstanding share of Common Stock, other than shares of Common Stock owned by the Company, Merger Sub or MediaMind, or any of their subsidiaries, and shares of Common Stock held by stockholders who properly demand an appraisal and comply with all provisions of the Delaware General Corporation Law relating to appraisal rights (to the extent that appraisal rights are available under the Delaware General Corporation Law), will be converted into the right to receive the same amount in cash per share that is paid pursuant to the Offer.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature.

MediaMind may terminate the Merger Agreement under certain circumstances, including if MediaMind’s board of directors receives an unsolicited acquisition proposal that it determines in good faith constitutes a superior proposal and MediaMind has otherwise complied with certain terms of the Merger Agreement. In connection with a termination in response to receipt of a superior proposal, MediaMind must pay to the Company a fee equal to $18.5 million.

The Company has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for the Company to pay the aggregate purchase price for shares of Common Stock in the Offer and all related fees and expenses. Consummation of the Offer and the Merger is not subject to a financing condition.

In addition, in connection with the Merger Agreement, on June 15, 2011, the Company entered into a Tender and Voting Agreement (the “Tender and Voting Agreement”) with certain stockholders of MediaMind.  Pursuant to the Tender and Voting Agreement, each of the stockholders party thereto agrees, among other things, to (i) tender all of the shares of Common Stock they beneficially own in the Offer and (ii) vote such shares in favor of adopting the Merger Agreement and the transactions contemplated thereby.

As of June 15, 2011 and based on the information provided by the stockholders subject to the Tender and Voting Agreement, the shares of Common Stock owned by the stockholders subject to the Tender and Voting Agreement represent approximately 42% of MediaMind’s outstanding shares of Common Stock.

The foregoing summaries of (i) the Merger Agreement and the transactions contemplated thereby and (ii) the Tender and Voting Agreement and the transactions contemplated thereby, in each case, does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Tender and Voting Agreement furnished herewith as Exhibit 2.1 and Exhibit 2.2, respectively, which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or MediaMind, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Item 7.01                                             Regulation FD Disclosure.

On June 16, 2011, the Company issued a press release announcing that it had entered into the Merger Agreement, which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In addition, on June 16, 2011, the Company issued a press release, which is furnished herewith as Exhibit 99.2 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Additional Information

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Common Stock will be made only pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials, the Company intends to file with the Securities and Exchange Commission.  In addition, MediaMind intends to file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors and MediaMind stockholders will be able to obtain free copies of these documents and other documents filed by the Company, Merger Sub and MediaMind with the Securities and Exchange Commission at the website of the Securities and Exchange Commission at www.sec.gov. In addition, the tender offer statement on Schedule TO and related offering materials may be obtained for free (when they become available) from the Company.  MediaMind stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

Forward Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Offer, the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement.  More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2010, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01               Exhibits and Financial Statements.

(d)           Exhibits

2.1	Agreement and Plan of Merger, dated as of June 15, 2011, by and among DG FastChannel, Inc., DG Acquisition Corp. VII and MediaMind Technologies Inc.*

2.2	Tender and Voting Agreement, dated as of June 15, 2011, by and among DG FastChannel, Inc. and certain stockholders of MediaMind.*

99.1	Press release, dated June 16, 2011.

99.2	Press release, dated June 16, 2011.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2011	DG FASTCHANNEL, INC.

	By:	/s/ Omar A. Choucair
	Name:	Omar A. Choucair
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2011, by and among DG FastChannel, Inc., DG Acquisition Corp. VII and MediaMind Technologies Inc.*

2.2	Tender and Voting Agreement, dated as of June 15, 2011, by and among DG FastChannel, Inc. and certain stockholders of MediaMind.*

99.1	Press release, dated June 16, 2011.

99.2	Press release, dated June 16, 2011.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.